Exhibit 99.2

June    , 2006
CNL Retirement Properties, Inc.
CNL Center II at City Commons
420 South Orange Avenue, Suite 500
Orlando, Florida 32801

Health Care Property Investors, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806

  Re:
  Registration Statement on Form S-4 of Health Care Property Investors, Inc.

Ladies and Gentlemen:

        Reference is made to our opinion letter ("Opinion"), dated May 1, 2006.

        Our Opinion was provided for the information and assistance of the special committee of CNL Retirement Properties, Inc. ("CRP") in connection with its consideration of the transaction described therein and is not to be used, circulated, quoted or otherwise referred to for any purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that CRP and Health Care Properties Investors, Inc. ("HCP") desire to include our Opinion in the above referenced Registration Statement.

        In that regard, we hereby consent to the reference to our Opinion in the above referenced Registration Statement on Form S-4 under the captions "SUMMARY—Opinion of CRP's Special Committee's Financial Advisor," "THE MERGER—Background of the Merger," "THE MERGER—CRP's Board of Directors' and Special Committee's Reasons for the Merger" and "THE MERGER—CRP's Board of Directors' and Special Committee's Financial Advisors," and to the inclusion of our Opinion in the Proxy Statement/Prospectus included in the Registration Statement, appearing as Annex C to such Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above referenced version of the Registration Statement and that our Opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above referenced Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent.

        In giving this consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

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